Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
SUPERVALU, INC.:
We consent to the incorporation by reference in the Registration Statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-44570, No. 333-100912, No. 333-100913, No. 333-100915, No. 333-100919, No. 333-131759, No. 333-134671, No. 333-143859, No. 333-150718 and No. 333-158832 on Form S-8; No. 33-56415, No. 333-94965, No. 333-43538, No. 333-138143, and No. 333-158802 on Form S-3; and No. 333-83977 and No. 333-132397 on Form S-4 of SUPERVALU INC. and subsidiaries of our report dated April 21, 2011, with respect to the consolidated balance sheets of SUPERVALU, INC. and subsidiaries as of February 26, 2011 and February 27, 2010, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended February 26, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 26, 2011, which report appears in the February 26, 2011 annual report on Form 10-K of SUPERVALU, INC.
/s/ KPMG LLP
Minneapolis, Minnesota
April 21, 2011